EXHIBIT 99.1

Onto Innovation Reports 2025 Third Quarter Results

Wilmington, Mass., November 6, 2025 – Onto Innovation Inc. (NYSE: ONTO) (“Onto Innovation,” “Onto,” or the “Company”) today announced financial results for the third quarter of 2025.

Third Quarter Business and Financial Highlights:

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Delivered a solid third quarter highlighted by revenue and earnings per share exceeding the midpoint of previously announced guidance ranges.
•
Dragonfly® 3Di™ technology is now fully qualified by two major high bandwidth memory (HBM) customers. Orders for 3Di have also been secured for use in 2.5D logic applications to support AI packaging.
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Shipped initial Atlas® G6 OCD systems to several leading logic and memory customers, with additional shipments scheduled for the fourth quarter.
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Generated record cash from operations in the third quarter of approximately $83.4 million, representing 185% conversion of non-GAAP net income.

“The qualification of the 3Di technology for 3D bump metrology by two customers supporting HBM and another customer supporting 2.5D logic applications for AI is another great step forward by the Onto Innovation team in advancing our leadership in advanced packaging process control,” said Michael Plisinski, chief executive officer of Onto Innovation. “With several of our next generation Dragonfly systems for high resolution 2D applications expected to begin shipping in the next few weeks, we are delivering the comprehensive solutions our customers need, not only to control processes today, but also for their next generation technologies.”

Operating Results:

The results for the three and nine months ended September 27, 2025, include non-GAAP financial measures, each of which is defined and reconciled to the most directly comparable GAAP measure later in the press release.

Three months ended September 27, 2025:

Revenue and Gross Margin:

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Revenue of $218.2 million, down 13.5% year-over-year from $252.2 million in the third quarter of 2024.

•
Gross margin of 50.7% as compared to gross margin of 54.1% in the third quarter of 2024. Non-GAAP gross margin of 54.0% as compared to 54.5% in the third quarter of 2024.

Operating Income:

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Operating income of $23.7 million, or 10.9% of revenue, as compared to operating income of $53.1 million, or 21.0% of revenue, in the third quarter of 2024.

•
Non-GAAP operating income of $46.1 million, or 21.1% of revenue, as compared to non-GAAP operating income of $70.0 million, or 27.8% of revenue, in the third quarter of 2024.

Net Income and Earnings per share:

•
Net income of $28.2 million, or earnings per share of $0.57, as compared to net income of $53.1 million, or earnings per share of $1.07, in the third quarter of 2024.

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Non-GAAP net income of $45.1 million, or non-GAAP earnings per share of $0.92, as compared to non-GAAP net income of $66.4 million, or non-GAAP earnings per share of $1.34, in the third quarter of 2024.

Cash and investments:

The Company generated cash from operations of approximately $83.4 million for the third quarter of 2025. The Company ended the third quarter with $983.9 million of cash and short-term investments on hand.

Nine months ended September 27, 2025

Revenue and Gross Margin:

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Revenue of $738.4 million, up 2.1% year-over-year from $723.4 million in the first nine months of 2024.

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Gross margin of 50.9% as compared to gross margin of 52.9% in the first nine months of 2024. Non-GAAP gross margin of 54.6% as compared to 53.3% in the first nine months of 2024.

Operating Income:

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Operating income of $119.1 million, or 16.1% of revenue, as compared to operating income of $144.6 million, or 20.0% of revenue, in the first nine months of 2024.

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Non-GAAP operating income of $188.2 million, or 25.5% of revenue, as compared to non-GAAP operating income of $191.8 million, or 26.5% of revenue, in the first nine months of 2024.

Net Income and Earnings per share:

•
Net income of $126.2 million, or earnings per share of $2.57, as compared to net income of $152.9 million, or earnings per share of $3.08, in the first nine months of 2024.

•
Non-GAAP net income of $181.2 million, or non-GAAP earnings per share of $3.69, as compared to non-GAAP net income of $190.2 million, or non-GAAP earnings per share of $3.83 in the first nine months of 2024.

Financial Outlook:

For the fourth fiscal quarter ending January 3, 2026, the Company expects the following:

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Revenue of $250 million to $265 million.
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Gross margin of 53.5% to 55%.
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Non-GAAP operating margin of 24% to 26%.
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GAAP diluted earnings per share of $0.85 to $1.00.
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Non-GAAP diluted earnings per share of $1.18 to $1.33.

Webcast & Conference Call Details

Onto Innovation will host a conference call at 4:30 p.m. Eastern Time today, November 6, 2025, to discuss its third quarter 2025 financial results and other matters in greater detail. To participate in the call, please dial (800) 330-6710 or International: +1 (646) 769-9200 and reference conference ID 3143632 at least five (5) minutes prior to the scheduled start time. A live webcast will also be available at www.ontoinnovation.com.

To listen to the live webcast, please go to the website at least fifteen (15) minutes early to register, download and install any necessary audio software. There will be a replay of the conference call available for one year on the Company’s website at www.ontoinnovation.com.

Discussion of Non-GAAP Financial Measures

In addition to information regarding the Company’s results as determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company has provided in this release non-GAAP financial measures, including non-GAAP gross profit as a percentage of revenue, non-GAAP operating income, non-GAAP operating expenses, non-GAAP net income, non-GAAP diluted earnings per share and non-GAAP operating margin as a percentage of revenue, which exclude amortization of intangibles, merger and acquisition-related expenses and benefits, litigation expenses and benefits and other restructuring costs. Non-GAAP gross margin as a percentage of revenue, non-GAAP operating income, non-GAAP operating expenses, non-GAAP net income, non-GAAP diluted earnings per share and non-GAAP operating margin as a percentage of revenue can also exclude certain other gains and losses that are either isolated or cannot be expected to occur again with any predictability or otherwise are not representative of our ongoing operations, tax provisions/benefits related to the previous items, and significant discrete tax events. We exclude the above items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods.

We utilize several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures to be helpful in assessing the performance of the ongoing operations of our business. We believe that disclosing non-GAAP financial measures provides useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. We also believe that disclosing non-GAAP financial measures provides useful information to investors and others in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. More specifically, management adjusts for the excluded items for the following reasons:

Amortization of intangibles: we do not acquire businesses and assets on a predictable cycle. The amount of purchase price allocated to the purchased intangible assets and the term of amortization can vary significantly and are unique to each acquisition or purchase. We believe that excluding amortization of purchased intangible assets allows the users of our financial statements to better review and understand the historic and current results of our operations and also facilitates comparisons to peer companies.

Merger or acquisition related expenses and benefits: we incur expenses or benefits with respect to certain items associated with our mergers and acquisitions, such as transaction and integration costs, change in control payments, adjustments to the fair value of assets, etc. We exclude such expenses or benefits as they are related to acquisitions and have no direct correlation to the operation of our ongoing business.

Restructuring and other: we incur restructuring and impairment charges on individual or groups of employed assets, such as inventory or plant, property & equipment, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our ongoing business. Although these events are reflected in our GAAP financials, these transactions may limit the comparability of our ongoing operations with prior and future periods.

Litigation expenses and benefits: we may incur charges or benefits as well as legal costs in connection with litigation and other contingencies unrelated to our core operations. We exclude these charges or benefits, when significant, as well as legal costs associated with significant legal matters, because we do not believe they are reflective of ongoing business and operating results.

Income tax expense: we estimate the tax effect of the items identified to determine a non-GAAP annual effective tax rate applied to the pretax amount to calculate the non-GAAP provision for income taxes. We also adjust for items for which the nature and/or tax jurisdiction requires the application of a specific tax rate or treatment.

From time to time in the future, there may be other items excluded if we believe that doing so is consistent with the goal of providing useful information to investors and management.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact on our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) which include, but are not limited to, statements regarding Onto Innovation’s business momentum and future growth; technology development, product introduction and acceptance of Onto Innovation’s products and services; Onto Innovation’s manufacturing practices and ability to deliver both products and services consistent with its customers’ demands and expectations and strengthen its market position; Onto Innovation’s expectations regarding the semiconductor market outlook; Onto Innovation’s future quarterly financial outlook; as well as other matters that are not purely historical data. Onto Innovation wishes to take advantage of the “safe harbor” provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Onto Innovation’s control. Such factors include, but are not limited to, the Company’s ability to leverage its resources to improve its position in its core markets; its ability to weather difficult economic environments; its ability to open new market opportunities and target high-margin markets; the strength/weakness of the back-end and/or front-end semiconductor market segments; fluctuations in customer capital spending; the Company’s ability to effectively manage its supply chain and adequately source components from suppliers to meet customer demand; the effects of political, economic, legal, and regulatory changes, including tariffs and trade disputes, or conflicts on the Company's global operations; its ability to adequately protect its intellectual property rights and maintain data security; the effects of natural disasters or public health emergencies on the global economy and on the Company’s customers, suppliers, employees, and business; its ability to effectively maneuver global trade issues and changes in trade and export regulations, tariffs and license policies; the Company’s ability to maintain relationships with its customers and manage appropriate levels of inventory to meet customer demands; failure to consummate or a delay in consummating the Semilab acquisition, including as a result of any failure to obtain the necessary regulatory approvals or to satisfy any of the other conditions to the proposed transaction on a timely basis or at all, and the Company’s ability to successfully integrate acquired businesses and technologies including the Semilab business, and to realize the anticipated benefits of such acquisitions. Additional information and considerations regarding the risks faced by Onto Innovation are available in Onto Innovation’s Form 10-K report for the year ended December 28, 2024, and other filings with the Securities and Exchange Commission. As the forward-looking statements are based on Onto Innovation’s current expectations, the Company cannot guarantee any related future results, levels of activity, performance, or achievements. Onto Innovation does not assume any obligation to update the forward-looking information contained in this press release, except as required by law.

About Onto Innovation

Onto Innovation is a leader in process control, combining global scale with an expanded portfolio of leading-edge technologies that include: unpatterned wafer quality; 3D metrology spanning chip features from nanometer scale transistors to large die interconnects; macro defect inspection of wafers and packages; metal interconnect composition; factory analytics; and lithography for advanced semiconductor packaging. Our breadth of offerings across the entire semiconductor value chain combined with our connected thinking approach results in a unique perspective to help solve our customers’ most difficult yield, device performance, quality, and reliability issues. Onto Innovation strives to optimize customers’ critical path of progress by making them smarter, faster and more efficient. Headquartered in Wilmington, Massachusetts, Onto Innovation supports customers with a worldwide sales and service organization. Additional information can be found at www.ontoinnovation.com.

Source: Onto Innovation Inc.

ONTO-I

For more information, please contact:

Sidney Ho

+1 626.233.8431

sidney.ho@ontoinnovation.com

(Financial tables follow)

ONTO INNOVATION INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands) - (Unaudited)

	September 27, 2025	December 28, 2024
ASSETS
Current assets
Cash, cash equivalents and marketable securities	$983,928	$852,328
Accounts receivable, net	260,197	308,142
Inventories	259,370	286,979
Prepaid expenses and other current assets	41,441	30,073
Total current assets	1,544,936	1,477,522
Net property, plant and equipment	129,071	123,868
Goodwill and intangibles, net	432,158	457,437
Other assets	80,445	58,264
Total assets	$2,186,610	$2,117,091

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$101,838	$106,235
Other current liabilities	61,032	63,854
Total current liabilities	162,870	170,089
Other non-current liabilities	21,674	21,120
Total liabilities	184,544	191,209
Stockholders’ equity	2,002,066	1,925,882
Total liabilities and stockholders’ equity	$2,186,610	$2,117,091

ONTO INNOVATION INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts) - (Unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Revenue	$218,193	$252,210	$738,397	$723,382
Cost of revenue	107,570	115,831	362,419	340,482
Gross profit	110,623	136,379	375,978	382,900
Operating expenses:
Research and development	32,493	28,277	95,815	81,876
Sales and marketing	17,103	19,451	51,729	56,635
General and administrative	24,820	20,298	72,608	57,363
Amortization	8,445	13,114	25,336	39,338
Restructuring and other	4,074	2,167	11,421	3,046
Total operating expenses	86,935	83,307	256,909	238,258
Operating income	23,688	53,072	119,069	144,642
Interest income, net	9,290	8,667	27,187	24,524
Other (expense) income, net	(999)	(724)	(2,879)	10
Income before provision for income taxes	31,979	61,015	143,377	169,176
Provision for income taxes	3,755	7,964	17,147	16,323
Net income	$28,224	$53,051	$126,230	$152,853
Earnings per share:
Basic	$0.58	$1.07	$2.57	$3.10
Diluted	$0.57	$1.07	$2.57	$3.08
Weighted average shares outstanding:
Basic	49,023	49,426	49,044	49,333
Diluted	49,106	49,694	49,178	49,669

ONTO INNOVATION INC.

NON-GAAP FINANCIAL SUMMARY

(In thousands, except percentage and per share amounts) - (Unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Revenue	$218,193	$252,210	$738,397	$723,382
Gross profit	$117,927	$137,498	$403,108	$385,580
Gross margin as percentage of revenue	54.0%	54.5%	54.6%	53.3%
Operating expenses	$71,870	$67,499	$214,941	$193,752
Operating income	$46,057	$69,999	$188,167	$191,828
Operating margin as a percentage of revenue	21.1%	27.8%	25.5%	26.5%
Net income	$45,125	$66,386	$181,237	$190,192
Diluted earnings per share	$0.92	$1.34	$3.69	$3.83

RECONCILIATION OF U.S. GAAP GROSS PROFIT,

OPERATING EXPENSES, OPERATING INCOME, GROSS MARGIN

AND OPERATING MARGIN TO NON-GAAP GROSS PROFIT, OPERATING EXPENSES, OPERATING INCOME, GROSS MARGIN AND OPERATING MARGIN

(In thousands, except percentages) - (Unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
U.S. GAAP gross profit	$110,623	$136,379	$375,978	$382,900
Pre-tax non-GAAP items:
Merger and acquisition related expenses	—	35	—	105
Restructuring and other	7,304	1,084	27,130	2,575
Non-GAAP gross profit	$117,927	$137,498	$403,108	$385,580
U.S. GAAP gross margin as a percentage of revenue	50.7%	54.1%	50.9%	52.9%
Non-GAAP gross margin as a percentage of revenue	54.0%	54.5%	54.6%	53.3%

U.S. GAAP operating income	$23,688	$53,072	$119,069	$144,642
Pre-tax non-GAAP items:
Merger and acquisition related expenses	2,547	562	5,212	2,200
Restructuring expenses and other	11,377	3,251	38,550	5,621
Litigation expenses	—	—	—	27
Amortization of intangibles	8,445	13,114	25,336	39,338
Non-GAAP operating income	$46,057	$69,999	$188,167	$191,828
U.S. GAAP operating margin as a percentage of revenue	10.9%	21.0%	16.1%	20.0%
Non-GAAP operating margin as a percentage of revenue	21.1%	27.8%	25.5%	26.5%

ONTO INNOVATION INC.

RECONCILIATION OF U.S. GAAP NET INCOME TO

NON-GAAP NET INCOME AND NON-GAAP NET INCOME PER DILUTED SHARE

(In thousands, except share and per share data) - (Unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
U.S. GAAP net income	$28,224	$53,051	$126,230	$152,853
Pre-tax non-GAAP items:
Merger and acquisition related expenses	2,547	562	5,212	2,200
Restructuring expenses and other	11,377	3,251	38,550	5,621
Litigation expenses	—	—	—	27
Amortization of intangibles	8,445	13,114	25,336	39,338
Net tax provision adjustments	(5,468)	(3,592)	(14,091)	(9,847)
Non-GAAP net income	$45,125	$66,386	$181,237	$190,192
Non-GAAP diluted earnings per share	$0.92	$1.34	$3.69	$3.83

ONTO INNOVATION INC

SUPPLEMENTAL INFORMATION - RECONCILIATION OF FOURTH QUARTER 2025

U.S. GAAP TO NON-GAAP GUIDANCE

($ in millions, except percentages and per share data)

	Operating Income
	Low		High		EPS
	Dollars	Margin	Dollars	Margin	Low	High
Estimated U.S. GAAP	$39.8	16%	$48.3	18%	$0.85	$1.00
Estimated non-GAAP items:
Amortization of intangibles	8.5	3%	8.5	3%	0.17	0.17
Merger and acquisition related expenses	2.5	1%	2.5	1%	0.05	0.05
Restructuring and other	8.7	4%	8.7	4%	0.18	0.18
Net tax provision adjustments	-	0%	-	0%	(0.07)	(0.07)
Estimated non-GAAP	$59.5	24%	$68.0	26%	$1.18	$1.33

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